Exhibit 99.1

Ensco plc 6 Chesterfield Gardens London, England W1J 5BQ www.enscoplc.com	Press Release

Ensco plc Acquires High-Specification Jackup Rig

Rig Will Be Renamed ENSCO 109

London, England, 7 July 2010 … Ensco plc (NYSE:ESV) announced today that a subsidiary of the Company has purchased Diamond Offshore’s (NYSE:DO) Ocean Shield jackup drilling rig, a KFELS Super B Class design, delivered in 2008. The rig will be renamed ENSCO 109.

The unique design includes two million pound hoisting capacity, a 15,000 psi high-pressure BOP and nearly 5,000 bbls of liquid mud capacity that make ENSCO 109 ideally suited to drill deep gas wells – a high growth area in the premium jackup market. The design also permits drilling in water depths up to 350’ to a total depth of 35,000’.  Industry-wide, all of the KFELS Super B Class jackups are contracted.

Chairman, President and CEO Dan Rabun stated, "The Middle East and Southeast Asia, in particular, are regions where we believe customers will require more high-spec, deep-gas jackup rigs.  ENSCO 109 will address this growing need and is expected to command higher day rates than standard duty jackups.”

Mr. Rabun added, “Purchasing ENSCO 109 is part of our long-established strategy of high-grading our fleet by investing in newer equipment. We will continue to look for opportunities to acquire premium offshore rigs that can generate favourable returns for our shareholders.”

ENSCO 109 was purchased with available cash for approximately $186 million.  The Company will assume the current drilling contract for the rig with Apache Corp. in Australia that extends through May 2011.

The rig was built in Keppel FELS shipyard in Singapore where Ensco’s four remaining ENSCO 8500 Series® ultra-deepwater semisubmersible drilling rigs are being constructed.

Ensco plc (NYSE:ESV) brings energy to the world as a global provider of offshore drilling services to the petroleum industry.  With a fleet of ultra-deepwater semisubmersible and premium jackup drilling rigs, Ensco serves customers with high-quality equipment, a well-trained workforce and a strong record of safety and reliability.  To learn more about Ensco, please visit our website at www.enscoplc.com.  Ensco plc (England No. 7023598)  has its registered office and global headquarters located at 6 Chesterfield Gardens, London, W1J 5BQ.

Statements contained in this press release that state the Company's or management's intentions, plans, hopes, beliefs, expectations, anticipations, projections, confidence, schedules, or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import.

The forward-looking statements include, but are not limited to, statements about growing demand for high-spec jackup rigs, the day rates that high-spec jackup rigs are expected to command relative to standard-duty jackup rigs, and the assumption of the current drilling contract with Apache Corp. in Australia.

Forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including a decline in demand for high-spec jackup rigs and/or an increasing supply of high-spec jackup rigs, a decline in day rates for high-spec jackup rigs, risks related to assuming the current contract for ENSCO 109 in Australia, including risks related to satisfying regulatory approvals, and other factors, including risks as described from time to time as Risk Factors in the Company's SEC filings.

Copies of such SEC filings may be obtained at no charge by contacting our Investor Relations Department at 214-397-3045 or by referring to our website at www.enscoplc.com. All information in this press release is as of today. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

Investor and Media Contact:	Sean O'Neill
Vice President
214-397-3011